UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2010

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2010 Cash Bonus Performance Measures

On February 16, 2010, the Compensation Committee (the "Committee") of the Board of Directors of ITC Holdings Corp. (the "Company") determined that employees will be eligible for cash bonuses for 2010 performance under a corporate bonus plan adopted pursuant to the Company’s Amended and Restated 2006 Long Term Incentive Plan (the "LTIP"), based on the achievement of Company performance goals based on fewer than targeted lost work days for safety reasons, fewer than targeted recordable safety incidents, compliance with mandatory reliability standards, fewer than targeted outages, lower than targeted operating and maintenance expenses, completion of all targeted capital investments, completion of priority maintenance activities, and higher than targeted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). If all of these goals are fully achieved, bonuses would be paid to executive officers in amounts equal to the target amounts, as a percentage of base salary, established by the Committee, which are for the Company’s executive officers, as follows: Joseph L. Welch, President and Chief Executive Officer, 125%; Linda H. Blair, Executive Vice President and Chief Business Officer, 100%; Cameron M. Bready, Senior Vice President, Treasurer and Chief Financial Officer, 100%; Jon E. Jipping, Executive Vice President and Chief Operating Officer, 100%; Daniel J. Oginsky, Senior Vice President and General Counsel, 100%; and Edward M. Rahill, President of ITC Grid Development and Senior Vice President of the Company, 100%.

In addition, a performance multiplier based on the Company’s total return to shareholders compared to Dow Jones Utility Average companies will be applied to the executive officers’ bonus target if total return to shareholders is a positive number. The multiplier will be determined by comparing the Company’s 2010 total return to shareholders to the total return to shareholders of each of the companies that comprise the Dow Jones Utility Average index. Based on the Company’s 2010 total return to shareholders, to the extent it ranks within the 50th to 100th percentile as compared to the companies that comprise the Dow Jones Utility Average index, the multiplier will be in the range of 1.2 to 2.0.

Item 8.01 Other Events.

Declaration of Dividend

On February 17, 2010, the Company issued a press release announcing the declaration of a dividend to its common shareholders. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Issuance of Additional ITC Midwest First Mortgage Bonds, Series D

On February 18, 2010, ITC Midwest LLC ("ITC Midwest"), a wholly-owned subsidiary of the Company, issued an additional $40,000,000 aggregate principal amount of 4.60% First Mortgage Bonds, Series D due 2024 (the "February Bonds") in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"). On December 17, 2009, as previously disclosed, ITC Midwest issued $35,000,000 aggregate principal amount of 4.60% First Mortgage Bonds, Series D due 2024 (together with the February Bonds, the "Bonds"). The Bonds were sold by ITC Midwest to accredited investors (as defined by Rule 501(a) of the Securities Act) pursuant to a Purchase Agreement dated December 17, 2009.

The Bonds have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 ITC Holdings Corp. Press Release dated February 17, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

February 19, 2010	By:	Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	ITC Holdings Corp. Press Release dated February 17, 2010